                                             ROCHESTER PORTFOLIO SERIES

                      Amendment to the Amended and Restated Agreement and Declaration of Trust

This  amendment  to the  Amended and  Restated  Agreement  and  Declaration  of Trust of  Rochester  Portfolio  Series (the
"Restated Declaration of Trust") is executed this 17th day of June, 1997.

WHEREAS,  the Trustees  established  Rochester Portfolio Series (the "Trust"),  a business trust currently with one series,
Limited Term New York Municipal Fund,  organized under the laws of the  Commonwealth of  Massachusetts,  for the investment and  reinvestment of funds  contributed  thereto,  under an Agreement and Declaration of Trust dated June 13, 1991 as filed with the Commonwealth of Massachusetts on June 14, 1991, as amended on February 6, 1992; and

WHEREAS,  the  Restated  Declaration  of Trust  dated  January  26,  1995 was filed by the Trust with the  Commonwealth  of
Massachusetts  on February 8, 1995 as later amended on November 1, 1995 and filed with the  Commonwealth  of  Massachusetts on November 7, 1995; and

WHEREAS,  Section 7.3 of the Restated  Declaration of Trust requires that amendments thereto be by an instrument in writing signed by an  officer  of the Trust  pursuant  to a  majority  vote of the  Trustees  and filed  with the  Commonwealth  of
Massachusetts; and

WHEREAS,  the Trustees now desire to further amend the Restated  Declaration of Trust and such amendment and filing thereof has been approved by a majority of the Trustees.

NOW, THEREFORE,
1. The Restated  Declaration of Trust is hereby  further  amended to revise the  designation of the Trust's  resident agent in the Commonwealth of Massachusetts, Section 1.3 entitled "Resident Agent."

2.  Section 1.3 shall read as follows:
         "Section 1.3      Resident  Agent.  The name and address of the Trust's  Resident  Agent is  Massachusetts  Mutual
                           ----------------
         Life Insurance Company, 1295 State Street, Springfield, Massachusetts 01111."

3.  These revisions to the Restated Declaration of Trust shall become effective on August 5, 1997.

4. All other terms and  conditions  of the  Restated  Declaration  of Trust as amended  November  1, 1995 shall  remain the same.

         IN WITNESS  WHEREOF,  the undersigned has caused this Amendment to be signed under penalties of perjury on the day and year first set forth above.

                                                                       Rochester Portfolio Series

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                                                                       Robert G. Zack, Assistant Secretary
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